Exhibit 99.1

EyePoint Pharmaceuticals Expands Executive Leadership Team with the Appointment of Jay S. Duker, M.D., as Chief Strategic Scientific Officer

- World-renowned retina specialist to lead EYP-1901 development efforts and support expansion of EyePoint’s ocular disease pipeline -

WATERTOWN, Mass., July 13, 2020 - EyePoint Pharmaceuticals, Inc. (NASDAQ: EYPT), a pharmaceutical company committed to developing and commercializing innovative ophthalmic products, today announced the appointment of Jay S. Duker, M.D., as Chief Strategic Scientific Officer. In this newly created role, Dr. Duker will lead the strategic advancement of our research and development efforts, beginning with our lead development candidate EYP-1901 for wet age-related macular degeneration (wet AMD) and new pipeline expansion opportunities under evaluation. In conjunction with this appointment, Dr. Duker has stepped down from the Company’s Board of Directors after four years of service to focus on this newly created role. Dr. Duker will serve in this role on a part time basis while continuing his ongoing retinal practice and serving as the Chair of Ophthalmology at Tufts Medical Center and the Tufts University School of Medicine.

“Dr. Jay Duker is an ophthalmology pioneer and highly regarded retinal disease expert. We are delighted to have Jay join our executive team as our Chief Strategic Scientific Officer bringing his world class experience as a retinal specialist to EYP-1901, our lead development candidate that we believe can alter the treatment paradigm for wet AMD, as this important program progresses toward the clinic,” said Nancy Lurker, President and Chief Executive Officer of EyePoint Pharmaceuticals. “Jay’s extensive experience treating and leading research efforts for retinal diseases will also be extremely beneficial as we look to expand our ocular disease pipeline by leveraging the extended delivery capability of our two technology platforms, Durasert® and Verisome®️, as well as assessing additional in-licensing opportunities.”

“I am very excited about the potential for EYP-1901 as a single injection six-month treatment option to provide a long-lasting, effective, safe and convenient therapy for wet AMD patients,” said Dr. Duker. “I look forward to leading EyePoint’s efforts to drive EYP-1901 toward the clinic as we prepare for an Investigational New Drug (IND) application later this year followed quickly by the initiation of a Phase 1 trial. I expect that EYP-1901 represents the first in a series of potential new pipeline programs using our Durasert and Verisome technologies, and I am excited to help lead the evaluation and implementation of these programs.”

Dr. Duker brings more than thirty years of ophthalmology experience to EyePoint with roles held in the clinical, research, business, and academic settings. Dr. Duker is the Director of the New England Eye Center. He is also Professor and Chair of Ophthalmology at Tufts Medical Center and Tufts University School of Medicine. He has published more than 300 journal articles related to ophthalmology and is co-author of Yanoff and Duker’s Ophthalmology, a best-selling ophthalmic text. Dr. Duker is co-founder of three companies, including Hemera Biosciences, a privately held company seeking to develop anti-complement gene therapy-based treatment for dry macular degeneration. In addition, Dr. Duker is currently the Chairman of the Board of Sesen Bio, a publicly traded clinical stage biopharmaceutical company advancing a pipeline of fusion proteins for cancer indications whose most advanced product is Vicineum, a novel therapy for bladder cancer. Dr. Duker received an A.B. from Harvard University and an M.D. from the Jefferson Medical College of Thomas Jefferson University.

Inducement Grants under Nasdaq Listing Rule 5635(c)(4)

In connection with the hiring of Dr. Duker, the Compensation Committee of Eyepoint Pharmaceutical’s Board of Directors granted stock options to purchase an aggregate of 250,000 shares of common stock as an inducement award material to Dr. Duker entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4). The stock options have an exercise price equal to the closing price of EyePoint's common stock on July 13, 2020, and will vest as follows: 25% on the first anniversary and monthly through the fourth anniversary of the date of grant, subject to the terms of grant.

About EyePoint Pharmaceuticals

EyePoint Pharmaceuticals, Inc. (www.eyepointpharma.com) is a pharmaceutical company committed to developing and commercializing innovative ophthalmic products in indications with high unmet medical need to help improve the lives of patients with serious eye disorders. The Company currently has two commercial products: DEXYCU®, the first approved intraocular product for the treatment of postoperative inflammation, and YUTIQ®, a three-year treatment of chronic non-infectious uveitis affecting the posterior segment of the eye. The Company's pipeline leverages its proprietary bioerodible Durasert® technology for extended intravitreal drug delivery including EYP-1901, a VEGF inhibitor, targeting wet age-related macular degeneration, diabetic retinopathy and retinal vein occlusion. EyePoint Pharmaceuticals is headquartered in Watertown, Massachusetts with offices in Basking Ridge, New Jersey. To learn more about the Company, please visit www.eyepointpharma.com and connect on Twitter and LinkedIn.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: Various statements made in this release are forward-looking, and are inherently subject to risks, uncertainties and potentially inaccurate assumptions. All statements that address activities, events or developments that we intend, expect, plan or believe may occur in the future, including but not limited to statements about our expectations regarding the extent to which our business could be adversely impacted by the effects of the COVID-19 coronavirus pandemic, as well as the timing and clinical development of our product candidates, including EYP-1901; and the potential for EYP-1901 as a vital, novel six-month treatment for serious eye diseases, including wet age-related macular degeneration, diabetic retinopathy and retinal vein occlusion. Some of the factors that could cause actual results to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements are risks and uncertainties inherent in our business including, without limitation: the extent to which COVID-19 impacts our business; the effectiveness and timeliness of clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; our ability to achieve profitable operations and access to needed capital; fluctuations in our operating results; our ability to successfully produce sufficient commercial quantities of YUTIQ and DEXYCU and to successfully commercialize YUTIQ and DEXYCU in the U.S.; our ability to sustain and enhance an effective commercial infrastructure and enter into and maintain commercial agreements for YUTIQ and DEXYCU; the development of our YUTIQ line extension shorter-duration treatment for non-infectious uveitis affecting the posterior segment of the eye; potential off-label sales of ILUVIEN for non-infectious uveitis affecting the posterior segment of the eye; consequences of fluocinolone acetonide side effects for YUTIQ; consequences of dexamethasone side effects for DEXYCU; successful commercialization of, and receipt of revenues from, ILUVIEN for diabetic macular edema, or DME; Alimera’s ability to obtain additional marketing approvals and the effect of pricing and reimbursement decisions on sales of ILUVIEN for DME; Alimera’s ability to commercialize ILUVIEN for non-infectious uveitis affecting the posterior segment of the eye in the territories in which Alimera is licensed to do so; our ability to market and sell products; the success of current and future license agreements, including our agreement with Equinox Science; termination or breach of current license agreements, including our agreement with Equinox Science; our dependence on contract research organizations, contract sales organizations, vendors and investigators; effects of competition and other developments affecting sales of products; market acceptance of products; effects of guidelines, recommendations and studies; protection of intellectual property and avoiding intellectual property infringement; retention of key personnel; product liability; industry consolidation; compliance with environmental laws; manufacturing risks; risks and costs of international business operations; volatility of stock price; possible dilution; absence of dividends; and other factors described in our filings with the Securities and Exchange Commission. We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. We do not undertake any obligation to publicly update or revise our forward-looking statements even if experience or future changes makes it clear that any projected results expressed or implied in such statements will not be realized.

Contacts

Investors:
Argot Partners

Sam Martin or Joe Rayne

212-600-1902

eyepoint@argotpartners.com

Media:
Thomas Gibson

201-476-0322
tom@tomgibsoncommunications.com